AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED FLOW

SERVICING AGREEMENT

This Amendment Number 1 to the Amended and Restated Flow Servicing Agreement, dated as of December 4, 2014 (the “Amendment No. 1”), by and among PennyMac Loan Services, LLC (the “Servicer”) and PNMAC Mortgage Co., LLC (the “Owner”).

RECITALS

The Servicer and the Owner are parties to that certain the Amended and Restated Flow Servicing Agreement, dated as of August 1, 2010 (the “Existing Amended and Restated Flow Servicing Agreement”; as amended by this Amendment No. 1, the “Amended and Restated Flow Servicing Agreement”).

The Servicer and the Owner have agreed, subject to the terms and conditions of this Amendment No. 1, that the Existing Amended and Restated Flow Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Amended and Restated Flow Servicing Agreement.

Accordingly, the Servicer and the Owner hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Amended and Restated Flow Servicing Agreement is hereby amended as follows:

SECTION 1.  Article I – DEFINITIONS

The following definitions shall be added to Section 1.01 of the Existing Amended and Restated Flow Servicing Agreement:

Regulation AB:  Subpart 22.1100-Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-22.1123, as amended, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time as of an applicable date of determination.

Servicing Criteria – The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as set forth on Exhibit 18 hereto.

SECTION 2.Article IV – GENERAL SERVICING PROCEDURES

Section 4.05 of the Existing Amended and Restated Flow Servicing Agreement shall be deleted in its entirety and replaced with the following:

Section 4.05Annual Independent Public Accountants’ Servicing Report or Attestation Report.

So long as any Mortgage Loans are being serviced hereunder, or were serviced hereunder during the prior calendar year, the Servicer shall, at its own expense, deliver to the Owner, on or before March 28th of each year beginning March 28, 2015 (but in no event later than the next to the last Business Day of such month), either (A) provide a report of registered public accounting firm stating that (i) such firm has examined certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with the standard established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to any exceptions and qualifications as applicable, or (B)  provide to the Owner (i) an assessment of compliance by the Servicer with the applicable Servicing Criteria during the immediately preceding calendar year (in lieu of the Annual Statement of Compliance in Section 4.04 which shall not be required if Servicer provides the assessment of compliance as set forth in this Section 4.05(B), and (ii) a report by a registered public accounting firm that attests to and reports on the assessment of compliance provided in the clause (b)(i) above, which attestation shall be in accordance with Rule 1-02(a)(3) and Rule 2-02(g) of Regulation S-X under the Securities Act and the Securities Exchange Act.

SECTION 3.EXHIBITS

Exhibit 18 attached hereto shall be added as Exhibit 18 in the Amended and Restated Flow Servicing Agreement.

SECTION 4.MISCELLANEOUS

1. Except as specifically amended hereby, the Existing Amended and Restated Flow Servicing Agreement shall continue in full force and effect in accordance with the provisions hereof on the date hereof.

2. Terms used but not otherwise defined herein shall bear the meanings ascribed to them in the Existing Amended and Restated Flow Servicing Agreement.

3. The Existing Amended and Restated Flow Servicing Agreement, as amended by this Amendment No. 1, constitutes the entire agreement and understanding of the parties with respect to its subject matter hereof, and supersedes all oral communications and prior writings with respect thereto.

4. This Amendment No. 1 may be executed and delivered in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

5. This Amendment No. 1 shall be governed by and construed in accordance with the laws of New York.

IN WITNESS WHEREOF the parties have executed this Amendment No. 1 to the Agreement to be duly executed by one of its officers with effect from the Effective Date.

PNMAC MORTGAGE CO., LLC, a Delaware limited

 liability company

 (Owner)

By:  /s/ Anne D. McCallion

Name:  Anne D. McCallion

Title:  Chief Financial Officer

PENNYMAC LOAN SERVICES, LLC, a Delaware limited

 limited liability company

 (Servicer)

By:  /s/ Jeffrey P. Grogin

Name:  Jeffrey P. Grogin

Title:  Chief Administrative and Legal Officer, and Secretary

EXHIBIT 18

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered under the Agreement shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria,” as identified by a mark in the column titled “Applicable Servicing Criteria.”

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Regulation AB Servicer.

X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Regulation AB Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Regulation AB Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

X
1122(d)(4)(v)	The Regulation AB Servicer’s records regarding the mortgage loans agree with the Regulation AB Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.